As filed with the Securities and Exchange Commission on August 20, 2002.
                                                      Registration No. 333-


                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                    ------------------------------------

                                  FORM S-8
                           REGISTRATION STATEMENT
                                   UNDER
                         THE SECURITIES ACT OF 1933
                    ------------------------------------


                     Travelers Property Casualty Corp.
           (Exact Name of Registrant as Specified in Its Charter)


      Connecticut                                      06-1008174
(State or Other Jurisdiction                        (I.R.S. Employer
of Incorporation or Organization)                   Identification No.)


                              One Tower Square
                        Hartford, Connecticut 06183
                               (860) 277-0111

 (Address, Including Zip Code, and Telephone Number, Including Area Code,
                      of Principal Executive Offices)

                       Travelers 401(k) Savings Plan

                         (Full Title of the Plans)

                          James M. Michener, Esq.
                              General Counsel
                     Travelers Property Casualty Corp.
                              One Tower Square
                        Hartford, Connecticut 06183
                               (860) 277-0111

         (Name, Address and Telephone Number of Agent for Service)

                                 Copies to:

                         Gregory A. Fernicola, Esq.
                  Skadden, Arps, Slate, Meagher & Flom LLP
                             Four Times Square
                       New York, New York 10036-6522
                               (212) 735-3000


                    ------------------------------------


                                  CALCULATION OF REGISTRATION FEE


                                                         Proposed Maximum    Proposed Maximum     Amount of
  Title of Securities                    Amount to be      Offering Price    Aggregate Offering  Registration
    to be Registered                    Registered(1)      per Share(2)          Price(2)          Fee(4)

Class A Common Stock, par
value $0.01 per share(3)                 2,000,000            $16.06            $32,120,000       $2,955.04
=============================================================================================================
Class B Common Stock,
par value $0.01 per share(3)             5,000,000            $17.60            $88,000,000       $8,096

=============================================================================================================


(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement shall also cover, in addition to the number of shares stated above, (i) an indeterminate amount of interests to be offered or sold pursuant to the Travelers 401(k)
      Savings Plan (the "Plan") and (ii) an indeterminate number of additional shares of Class A Common Stock and Class B Common Stock
      (collectively, the "Common Stock"), which may become issuable under the Plan by reason of certain corporate transactions or events, including any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(2) Estimated solely for the purpose of calculating the registration fee and, pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based on the average of the high and low sale prices of the Common Stock respectively, on the New York Stock Exchange on August
      15, 2002.

(3)   The Common Stock includes the associated rights to purchase Series A
      Junior Participating Preferred Stock, par value $0.01 per share. The rights to purchase the Series A Junior Participating Preferred Stock are attached to and trade with the shares of the Common Stock. Value attributed to such rights, if any, is reflected in the market price of the Common Stock.

(4) Fee computed pursuant to Rule 457(h)(1) under the Securities Act of 1933, as amended.

----------------
    The Registration Statement shall become effective upon filing in accordance with Rule 462(a) under the Securities Act of 1933, as amended.

                              EXPLANATORY NOTE

Travelers Property Casualty Corp. (the "Registrant") hereby files this Registration Statement on Form S-8 relating to (i) 2,000,000 shares of the Registrant's Class A Common Stock par value $0.01 per share ("Class A Common Stock") and (ii) 5,000,000 shares of the Registrant's Class B Common Stock par value $0.01 per share ("Class B Common Stock"), issuable pursuant to the Travelers 401(k) Savings Plan (the "Plan").


                                   PART I

            INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


         The document(s) containing the information specified in this Part I will be sent or given to employees as specified by Rule 428(b)(1). Such documents need not be filed with the Securities and Exchange Commission (the "Commission"), either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this form, taken altogether, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended (the "Securities Act").


                                  PART II

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference

         (a) The Registrant's Prospectuses dated March 21, 2002, as filed with the Commission on March 22, 2002, pursuant to Rule 424(b) under the Securities Act.

         (b) The following documents as filed by the Registrant with the Commission (File No. 1-31266):

         (1) Quarterly Report on Form 10-Q for the quarter ended March 31, 2002, filed with the Commission on May 15, 2002.
         (2) Quarterly Report on Form 10-Q for the quarter ended June 30, 2002, filed with the Commission on August 12, 2002.
         (3) Current Report on Form 8-K filed with the Commission on May
         10, 2002.
         (4) Current Report on Form 8-K filed with the Commission on April 15, 2002.
         (5) Current Report on Form 8-K filed with the Commission on July 18, 2002.
         (6) Current Report on Form 8-K filed with the Commission on August 2, 2002.

         (c) The description of the Registrant's Class A Common Stock and Class B Common Stock contained in Item 1of the Registrant's Registration Statement on Form 8-A filed with the Commission under Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") on March 12, 2002 and July 29, 2002 respectively, including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorpo rated by reference in this Registration Statement and to be a part hereof from the date of filing of such docu ments. Statements contained in this Registration Statement or in a document incorporated by reference may be modified or superseded by later statements in this Registration Statement or by statements in subsequent documents incorporated by reference, in which case you should refer to the later statement.

Item 4.  Description of the Securities

         Not applicable.

Item 5.  Interests of Named Experts and Counsel

          Not Applicable.

Item 6.   Indemnification of Directors and Officers

          Subsection (a) of Section 33-771 of the Connecticut Business Corporation Act, or the CBCA, provides that a corporation may indemnify an individual who is a party to a proceeding because he is a director against liability incurred in the proceeding if: (1)(A) he conducted himself in good faith; (B) he reasonably believed (i) in the case of conduct in his official capacity, that his conduct was in the best interests of the corporation; and (ii) in all other cases, that his conduct was at least not opposed to the best interests of the corporation; and (C) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful; or (2) he engaged in conduct for which broader indemnification has been made permissible or obligatory under a provision of the certificate of incorporation as authorized by the CBCA.

         Subsection (b) of Section 33-771 of the CBCA provides that a director's conduct with respect to an employee benefit plan for a purpose he reasonably believed to be in the interests of the participants in and beneficiaries of the plan is conduct that satisfies the requirement that his conduct was at least not opposed to the best interests of the corporation.

         Subsection (c) of Section 33-771 of the CBCA provides that the termination of a proceeding by judgment, order, settlement or conviction or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the director did not meet the relevant standard of conduct described in Section 33-771 of the CBCA.

         Subsection (d) of Section 33-771 of the CBCA provides that, unless ordered by a court,a corporation may not indemnify a director: (1) in connection with a proceeding by or in the right of the corporation except for reasonable expenses incurred in connection with the proceeding if it is determined that the director has met the relevant standard of conduct under
Section 33-771(a) of the CBCA; or (2) in connection with any proceeding with respect to conduct for which he was adjudged liable on the basis that he received a financial benefit to which he was not entitled, whether or not involving action in his official capacity.

         Section 33-772 of the CBCA provides that a corporation shall indemnify a director of the corporation who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he was a director of the corporation, against reasonable expenses incurred by him in connection with the proceeding.

         Subsection (a) of Section 33-776 of the CBCA provides that a corporation may indemnify an officer of the corporation who is a party to a proceeding because he is an officer of the corporation (1) to the same extent as a director, and (2) if he is an officer but not a director, to such further extent, consistent with public policy, as may be provided by contract, the certificate of incorporation, the bylaws or a resolution of the board of directors. Subsection (c) of Section 33-776 of the CBCA provides that an officer of the corporation who is not a director is entitled to mandatory indemnification under Section 33-772 to the same extent to which a director may be entitled to indemnification.

         The Registrant also provides liability insurance for its directors and officers. This insurance provides for coverage against loss from claims made against directors and officers in their capacity as such, including, subject to certain exceptions, liabilities under the federal securities laws.

         Article FOURTEENTH of the Registrant's certificate of incorporation provides that the Registrant will indemnify, and advance expenses to, all directors and officers to the fullest extent permitted by the CBCA and that the Registrant will indemnify all directors for liability, as defined in Section 33-770(5) of the CBCA, to any person for any action taken, or any failure to take any action, as a director, except liability that: (a) involved a knowing and culpable violation of law by the director; (b) enabled the director or an associate (as defined in Section 33-840 of the CBCA) to receive an improper personal gain; (c) showed a lack of good faith and conscious disregard for the duty of the director to the Registrant under circumstances in which the director was aware that his conduct or omission created an unjustifiable risk of serious injury to the Registrant; (d) constituted a sustained and unexcused pattern of inattention that amounted to an abdication of the director's duty to the Registrant; or (e) created liability under Section 33-757 of the CBCA. Notwithstanding the preceding sentence, the Registrant will not be required to indemnify an indemnitee in connection with a proceeding (or part thereof) commenced by the indemnitee against the Registrant. Article FOURTEENTH does not affect the indemnification or advance of expenses to a director for any liability stemming from acts or omissions occurring prior to the effective date of Article FOURTEENTH.

Item 7.  Exemption from Registration Claimed

         Not applicable.

Item 8.  Exhibits

         See Exhibit Index attached hereto.

         The Registrant will submit the Plan and any amendments thereto to the Internal Revenue Service ("IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan.

Item 9.  Undertakings

         1. The undersigned Registrant hereby undertakes:

                  (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                      (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                  Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or
Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                  (b) That, for the purpose of determining any liability under the Securities Act, each such post- effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         2. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES

The Registrant

Pursuant to the requirements of the Securities Act of 1933,as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 and any amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hartford, State of Connecticut, on the 19th day of August, 2002.

                                          TRAVELERS PROPERTY CASUALTY CORP.


                                          By: /s/ Robert I. Lipp
                                              ----------------------------
                                              Name:   Robert I. Lipp
                                              Title:  Chairman and Chief
                                                      Executive Officer

         We, the undersigned officers, directors and authorized representatives of Travelers Property Casualty Corp. hereby severally constitute and appoint Robert I. Lipp, Jay S. Benet, James M. Michener and Paul H. Eddy, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, with full powers of substitution and resubstitution, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement, and any subsequent Registration Statement for the same offering which may be filed under Rule 462(b), and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Travelers Property Casualty Corp. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, or their substitute or substitutes, to said Registration Statement and any and all amendments thereto or to any subsequent Registration Statement for the same offering which may be filed under Rule 462(b).

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



          Name                                     Title                                 Date
          ----                                     -----                                 ----


   /s/ Robert I. Lipp              Chief Executive Officer (Principal Executive       August 19, 2002
--------------------------                Officer), Chairman and Director
     Robert I. Lipp


    /s/ Jay S. Benet               Chief Financial Officer (Principal Financial       August 19, 2002
--------------------------                Officer) and Director
      Jay S. Benet


 /s/ Douglas K. Russell            Chief Accounting Officer (Principal                August 19, 2002
--------------------------                Accounting Officer)
   Douglas K. Russell


 /s/ Charles J. Clarke                         Director                               August 19, 2002
--------------------------
    Charles J. Clarke


 /s/ Douglas G. Elliot                         Director                               August 19, 2002
--------------------------
    Douglas G. Elliot


   /s/ Frank J. Tasco                          Director                               August 19, 2002
--------------------------
     Frank J. Tasco


/s/ Leslie B. Disharoon                        Director                               August 19, 2002
--------------------------
   Leslie B. Disharoon


The Plan

         Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hartford, State of Connecticut, on the 19th day of August, 2002.


                                     TRAVELERS 401(k) SAVINGS PLAN


                                     By: /s/ Douglas Willett
                                        ---------------------------------
                                        Name:  Douglas Willett
                                        Title: Senior Vice President,
                                               Human Resources,
                                               Travelers Property Casualty Corp.

EXHIBIT INDEX

Exhibit
Number

4.1        Amended and Restated Certificate of Incorporation.*

4.2        Amendment to the Amended and Restated Certificate of Incorporation.*

4.3        Amended and Restated Bylaws.*

4.4        Specimen class A common stock certificate.**

4.5        Specimen class B common stock certificate.***

4.6        The Registrant Shareholders' Rights Plan.*

5.1        Opinion of James M. Michener.

23.1       Consent of KPMG LLP, Independent Auditors.

23.2       Consent of James M. Michener (included in Exhibit 5.1).

24.1       Powers of Attorney (included on signature page herein).

----------------

* Incorporated by reference to the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2002, filed with the Commission on May 15, 2002 (File No. 1-31266).

** Incorporated by reference to the Registrant's Registration Statement on Form S-1, filed with the Commission (File No. 333-82388), as amended.

*** Incorporated by reference to the Registrant's Registration Statement on Form 8-A, filed with the Commission on July 29, 2002 (File No. 1-31266).